UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014 (December 2, 2014)

Rexahn Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 2, 2014, Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”) appointed Richard Rodgers to serve as a director of the Company until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified.

Mr. Rodgers was most recently Executive Vice President, Chief Financial Officer, Secretary and Treasurer of TESARO, an oncology focused biopharmaceutical company which he co-founded, from March 2010 until August 2013. He previously served as the Chief Financial Officer from June 2009 to February 2010 of Abraxis BioScience, which was subsequently acquired by Celgene. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, from 2004 until its acquisition by Eisai, in January 2008. He has held finance and accounting positions at several private and public companies, including Arthur Andersen.  Mr. Rodgers also serves as a director for Ardelyx, Inc.  Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his MBA in Finance from the University of Minnesota, Carlson School of Business.

Consistent with the Company’s compensation policy for non-employee directors, Mr. Rodgers will receive (i) a pro-rated annual retainer of $10,000 for his service on the Board of Directors of the Company (the “Board”), plus an additional $2,000 fee per in-person meeting of the Board and an additional $500 fee per telephonic meeting of the Board, and (ii) 30,000 options to purchase shares of the common stock of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Rexahn Pharmaceuticals, Inc. press release dated December 3, 2014, reporting the addition of Richard Rodgers to its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: December 3, 2014	/s/ Tae Heum Jeong
Tae Heum Jeong
Senior Vice President of Finance and Chief Financial Officer